UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2019

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	AL PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2019, Air Lease Corporation (the “Company”), pursuant to its existing memorandums of understanding with Airbus Canada Limited Partnership (“Airbus Canada”) and Airbus S.A.S. (“Airbus”), entered into a definitive purchase agreement and related letter agreements (collectively, the “Purchase Agreement”) with Airbus Canada and an amendment and related letter agreements to its existing purchase agreement (collectively, the “Amendment”) with Airbus. Pursuant to the Purchase Agreement, the Company agreed to purchase 50 A220 aircraft and has purchase options for an additional 25 A220 aircraft. Pursuant to the Amendment, the Company agreed to purchase 25 A321neo aircraft and 27 A321neo XLR aircraft. Deliveries of the aircraft are scheduled to commence in 2021 and continue through 2026. Giving effect to the purchase commitments under the Purchase Agreement and the Amendment, as of September 30, 2019, the Company would have had an estimated aggregate commitment of $27.2 billion in total purchase commitments for new aircraft (excluding purchase options).

A copy of the Purchase Agreement and the Amendment will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: December 27, 2019
/s/ Gregory B. Willis
Gregory B. Willis
Executive Vice President and Chief Financial Officer